Exhibit 23.2
                                                                    ------------



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (No. 333-113751) and S-8 (Nos. 33-87756, 333-18759,
333-49095,  333-95763,  333-58612,  333-81456  and  333-102798)  of  Competitive
Technologies, Inc. of our report dated October 28, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
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Stamford, Connecticut
October 28, 2004